CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HD View 360, Inc.

Miami, Florida

We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-208826) of our report dated December 30, 2015 relating to the financial statements of HD View 360, Inc. for the year ended December 31, 2014. We also consent to the reference to our Firm under the heading “Experts.”

/s/ DASZKAL BOLTON LLP

Fort Lauderdale, Florida

January 29, 2016